Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems and Coalworks Extend Strategic Alliance

SES Will Study Potential Cost Savings Using High Pressure U-GAS® Gasifiers for

Coalworks’ Currently Planned Coal to Liquids Plant in New South Wales

HOUSTON, TEXAS – March 26, 2012 – Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) announced today that it is undertaking a study for its strategic partner, Coalworks Limited (ASX:CWK), to determine the potential for additional cost savings resulting from the use of high pressure U-GAS® gasifiers at Coalworks’ planned coal-to-liquids plant in Oaklands, New South Wales, Australia. The agreement follows on the companies’ 2009 strategic alliance for development of the Oaklands facility.

“We are pleased to conduct this important additional study for Coalworks as part of our ongoing strategic alliance to develop their first coal gasification and liquefaction plant at Oaklands,” stated Robert Rigdon, President and CEO of SES. “Our U-GAS® gasifiers have the potential at high pressure to further reduce costs and improve margins for the facility by increasing the throughput of our gasifiers and by better matching the needs of plant sections following gasification. We look forward to completing this study in the near term and continuing to support Coalworks in their project development.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

About Coalworks Limited

Coalworks Limited (ASX: CWK) is focused on developing coking and thermal coal projects into production. These include the Vickery South project in the Gunnedah Basin, the Ferndale project in the Hunter Valley and the Oaklands CTL project in New South Wales, Australia.

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SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and the ability of SES to grow its business as a result of the China Energy and Zuari transactions as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com

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